UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2010

NGAS Resources, Inc.
(Exact name of registrant as specified in its charter)

Province of British Columbia (State or other jurisdiction of incorporation)	0-12185 Commission File Number	Not Applicable (I.R.S. Employer Identification No.)

120 Prosperous Place, Suite 201 Lexington, Kentucky (Address of principal executive offices)	40509-1844 (Zip Code)
(859) 263-3948
Registrant’s telephone number, including area code:
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2b

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 2.02	Results of Operations and Financial Condition.
     On July 21, 2010, we received notice that the semi-annual redetermination of the borrowing base for our revolving credit facility has been established at $37 million. Prior to the redetermination, the borrowing base was subject to monthly reductions of $1 million, reflecting the commodity price environment and our reduced pace of drilling, which we are continuing to fund from operating cash flow. Outstanding borrowings under the credit facility totaled $37 million on June 30, 2010 and $34.4 million on the date of this report. As of those dates, we are in compliance with all financial and other covenants under our credit agreement.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NGAS Resources, Inc.
	By:	/s/ William S. Daugherty
William S. Daugherty,
Date: July 23, 2010		President and Chief Executive Officer